CHARLES W. BARKLEY
                                Attorney at Law

6201 Fairview Road                                             (704) 543-8806
Suite 200                                                      (704) 552-6332
(Fax)
Charlotte, NC  28210                                           gopublic2@aol.com
                                 June 2, 2004
                          Privileged and Confidential


Mr. Howard Wayland, Jr.
Chairman
AmStar Mortgage Corporation
10851 Scarsdale Boulevard
Suite 800
Houston, TX 77089

Dear Mr. Wayland:

This letter agreement ("Agreement") confirms the terms and conditions of our engagement by AmStar Mortgage Corporation ("Amstar" or the "Company") to render certain legal and financial advisory services to the Company.

We have received and reviewed your Business Plan Executive Summary and certain financial information. We understand that AmStar is a Texas corporation, formed on October 12, 2002, actively engaged in the business of originating commercial and mortgage loans and other lending services. We are informed that Amstar has or intends to enter into an agreement with Peoplesway.Com, Inc., a Nevada corporation ("Peoplesway") designed to promote the Amstar brand and mortgage services (the "Peoplesway Arrangement").

As a part of the Peoplesway Arrangement, Amstar has agreed to use its reasonable best efforts to register certain securities with the United States Securities & Exchange Commission under the Securities Act of 1933, as amended. As a result, you require certain financial consulting services pertaining to the legal, accounting and trading market aspects of the intended transaction. To partially fulfill your obligations thereunder, you have engaged us as legal counsel and financial consultants on the terms set forth herein.

You have engaged our services to prepare or review Substantially all the documentation to be submitted to regulatory authorities and distributed to prospective investors, advise as to compliance requirements, assist in the structure of the plan of corporate finance, and introduce the Company to commercial and merchant banks, investment banks, private funds and other financiers, all as may be necessary or appropriate.

Mr. Howard Wayland, Jr.
June 2, 2004
Page Two

1. Services. The services to be performed shall be on a reasonable best efforts basis and may be briefly outlined as follows:

      a. Preparation and drafting of a registration statement to be filed with the United States Securities & Exchange Commission, certain state securities regulatory commissions, and documents necessary to obtain listing on an exchange or in a trading market;

      b. Suitable corporate authorization, resolutions, minutes, and by-laws, including any necessary amendments, change of domicile or associated filings;

      c. Due diligence, document review, document preparation, attendance at board and shareholder meetings, preparation of required shareholder notices and related corporate work necessary to effect the filing;

      d. Filing, review, preparation and/or submission of all exhibits required by Regulation S-B;

      e. Telephone conferences as needed with regulators, auditors, underwriters, consultants and management; f. Related and associated conferences, documents and other matters necessary to effect the filing.

      g. Possible letters of intent, placement agent agreements or similar requirements for ongoing corporate financing and/or investment banking relationships.

      h. Preparation of documents necessary for listing to the OTC Bulletin
Board;

      i. Obtain CUSIP numbers, documents necessary for listings in manuals with Standard & Poors;

      j. Obtain CIK number and open Edgar account with the SEC;

      k. Selection, assistance and application necessary to obtain a transfer agency agreement with a duly qualified transfer agent;

      l. Assistance in selection of company auditors, telephone consultation and document review, and related services necessary to procurement of an audit by a PCAOB certified auditor in compliance with Regulation S-X, including the costs of an initial audit.

      m. Introduction to broker/dealers, investor relations experts and other persons; and Mr. Howard Wayland, Jr. June 2, 2004 Page Three


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

Mr. Howard Wayland, Jr.
June 2, 2004
Page Three

      n. Furnish such other legal counsel and financial advisory services necessary or appropriate to consummate the intended transaction, including structure and bylaws of an audit committee sufficient to maintain Sarbanes-Oxley Compliance.

      2. Appearances by Mr. Monroe. We understand that Peoplesway will make Pete Monroe, its Chairman, available for appearances and attendance at up to four (4) AmStar sponsored events during the first year of this Agreement. Mr. Monroe's appearances are expected to include such events as lectures, seminars or meetings with prospects, joint venture arrangements, or communications to the investment community. We each agree that Mr. Monroe will be given at least 30 days advance notice and shall be subject to Mr. Monroe's availability. You agree that all costs of travel (business class or better), accommodations (business class or better), meals and an unallocated per diem expense allowance of $250 per day will be paid by AmStar.

      3. Fees. The Company agrees to pay for our services a legal and financial advisory fee as follows:

      a. An initial payment of $15,000, payable upon execution of this agreement, which shall partially defer the initial retainer to the Company's auditors;

      b. Six monthly payments of $5,000 beginning July 1, 2004 and continuing each month thereafter until fully paid; and

      c. An Advisory Fee of 300,000 shares of common stock, based on the Company's proposed capitalization of 11,000,000 total common shares at the time of the filing of the registration statement payable upon execution of this agreement.

      These fees will defray the costs of our services and the legal and accounting fees incurred in connection with the filing of a suitable registration statement as outlined in your Strategic Alliance Agreement with Peoplesway.com, Inc. You may incur other fees which are not included. Examples of such fees might be filing fees with the SEC or state blue sky authorities; initial or annual listings in approved manuals such as Standard & Poor's; state filing fees or taxes for any changes in corporate structure; printing of stock certificates; fees payable to transfer agents; underwriting discounts, commissions or selling agent fees or expenses; or other fees to third parties.


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

Mr. Howard Wayland, Jr.
June 2, 2004
Page Four

3. Expenses. The Company agrees to reimburse us for all of its reasonable, documented out-of-pocket costs that may be reasonably incurred in the performance of our duties under this Agreement. Such expenses may include travel, accommodations, telephone, computer, courier and supplies. Except for exigent circumstances, we will seek your prior approval for all sums in excess of $250. All such fees, expenses and costs will be billed as incurred and are payable by the Company when invoiced. Upon expiration of the Agreement any unreimbursed fees and expenses will be immediately due and payable.

4. Cooperation and Indemnification. The Company agrees to cooperate fully in providing required documentation for due diligence, assist in the preparation and review of required documentation, and response to regulatory comments. Management must also be reasonably accessible from time to time for personal and telephone conferences.

The adequacy and accuracy of representations concerning the financial condition of the Company, its operations, management, properties and structure are the responsibility and representation of the Company and its management. Any information furnished to me will be deemed to be full, accurate and fair disclosure. In the event that any matter becomes untrue or misleading, even if it was true when the representation was made, you will immediately bring the change of circumstances to my attention. In addition to the payment of fees and reimbursement of fees and expenses provided for above, the Company agrees to indemnify us and our affiliates with regard to the matters contemplated herein.

5. Matters Relating to Engagement. The Company acknowledges that we shall act as an independent contractor, and any duties arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that we may perform certain of the services described herein through one or more of its affiliates.

      The Company recognizes and confirms that in performing its duties pursuant to this Agreement, we will be using and relying on information furnished by the Company (the "Disclosures"), and shall make its officers, directors, employees, independent accountants and legal counsel reasonably available as needed from time to time. The Company insures that all Disclosures furnished shall be accurate and complete in all material respects. If any Disclosure subsequently becomes materially inaccurate, incomplete or misleading you will notify us promptly.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflict of laws provisions thereof.


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

Howard Wayland, Jr.
June 2, 2004
Page Five

We must disclose to you that I have consulted with Peoplesway.Com, Inc. and its principals ("Peoplesway") in connection with certain legal matters, including the legal effects and structure of your intended strategic alliance agreement. In addition, I have known Michael J. Killman, your auditor, in various capacities for nearly twenty years. Mr. Killman and I are currently officers and directors in two enterprises and we have had business dealings with one another from time to time over the years. These associations could be construed as a conflict of interest with our representation of you.

      Your signature below will indicate our disclosure of these potential conflicts of interest to you and your waiver thereof. Notwithstanding this waiver, I represent and warrant to you that I have the control and authority necessary to assure my independence in the rendering of legal services and to assure compliance with all applicable ethical standards.

      If you have any questions or comments regarding the contents of these disclosures, please feel free to ask us about these matters at your earliest convenience.

      Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to us.

      We look forward to working with you on this exciting engagement.



                                           Very truly yours,

                                           /s/ Charles W. Barkley
                                           -------------------------------------
                                               Charles W. Barkley

CWB/js

AGREED TO AND ACCEPTED
AMSTAR MORTGAGE CORPORATION


By:______________________________
Name: Howard Wayland, Jr.
Title: Chairman

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